UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 30, 2013, UniTek Global Services, Inc. (the “Company”) entered into the following forbearance agreements with the Company’s lenders under its Term Credit Agreement and Revolving Credit Agreement (each as defined below):

1.                                      The Forbearance Agreement, dated as of April 30, 2013 (the “Term Forbearance Agreement”), in respect of the Term Credit Agreement.

2.                                      The Forbearance Agreement, dated as of April 30, 2013 (the “Revolver Forbearance Agreement”), executed and delivered in connection with the Revolving Credit Agreement.

The “Term Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 (as amended on September 14, 2012, and as in effect on the date immediately prior to the date of the Term Forbearance Agreement), among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”), and FBR Capital Markets LT, Inc., as documentation agent, syndication agent and administrative agent.  The “Revolving Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of April 15, 2011 (as amended on September 13, 2012, and as in effect on the date immediately prior to the date of the Revolver Forbearance Agreement, the “Revolving Credit Agreement”), among the Company, certain subsidiaries thereof (collectively with the Company, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Revolver Lenders”), and PNC Bank, National Association, as agent (in such capacity, the “Revolver Agent”).

The Term Forbearance Agreement describes certain Events of Default (as defined in the Term Credit Agreement) that have occurred or may occur in the future and provides that the parties to the Term Forbearance Agreement have agreed to a standstill period in respect of such Events of Default (collectively, the “Term Loan Known Defaults”) for a period during which, among other things, the Company shall have the opportunity to deliver audited financial statements and related deliverables required to be delivered pursuant to Sections 5.1 and 5.2 of the Term Credit Agreement.  Such standstill period shall terminate on the earlier of (i) the earlier of (A) May 30, 2013 and (B) the delivery of the Company’s audited financial statements for fiscal year 2012 to the Company by its auditors, or (ii) the date on which any of the following shall occur: (A) the occurrence of a Default or an Event of Default that is not a Term Loan Known Default, (B) an amendment or any restructuring of any of the Loan Documents (as defined in the Term Credit Agreement), (C) any Loan Party (as defined in the Term Credit Agreement) shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Term Credit Agreement, the Term Forbearance Agreement or any provision thereof or any other Loan Document (as defined in the Term Credit Agreement), (D) an amendment or any restructuring of any of the ABL Documents (as defined in the Term Credit Agreement) that is not reasonably satisfactory to the Required Lenders (as defined in the Term Credit Agreement), (E) the termination of the “Forbearance Period” as defined in the Revolver Forbearance Agreement or (F) the commencement of any enforcement and collection actions against any Loan Party by the holders of Indebtedness (as defined in the Term Credit Agreement) of such Loan Party.  Pursuant to the Term Forbearance Agreement, the Company will pay to the Term Lenders a forbearance fee equal to 0.50% of the principal amount of the outstanding Term Loans as of the effective date of the Term Forbearance Agreement, which fee shall be added to the principal amount of the outstanding Term Loans as of such effective date.  The Term Forbearance Agreement contains other covenants and restrictions customary to such agreements.

The Revolver Forbearance Agreement describes certain Events of Default (as defined in the Revolving Credit Agreement) that have occurred or may occur in the future and provides that the parties to the Revolver Forbearance Agreement have agreed to a standstill period in respect of such Events of Default (collectively, the “Revolver Loan Known Defaults”) for a period during which, among other things, the Company shall have the opportunity to deliver audited financial statements and related deliverables required to be delivered pursuant to Sections 9.7 and 9.12 of the Revolving Credit Agreement.  Such standstill period shall terminate on the earlier of (i) May 30, 2013 or (ii) the date on which any of the following shall occur: (A) the occurrence of a Default or an Event of Default that is not a Revolver Loan Known Default, (B) an amendment or any restructuring of the Revolving Credit Agreement or any of the Other Documents (as defined in the Revolving Credit Agreement), (C) any Borrower shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Revolving Credit Agreement, the Revolver Forbearance Agreement or any provision thereof or any Other Document, (D) an amendment or any restructuring of any of the Term Debt Documents (as defined in the Revolving Credit Agreement) that is not reasonably satisfactory to the Revolver Agent or (E) the termination of the “Standstill Period” as defined in the Term Credit Agreement.  Pursuant to the Revolver Forbearance Agreement, the Company will pay to the Revolver Lenders a forbearance fee of $50,000.  The Revolver Forbearance Agreement contains other covenants and restrictions customary to such agreements.

Copies of the Term Forbearance Agreement and Revolver Forbearance Agreement, respectively, are attached as Exhibit 99.1 and 99.2 hereto, and the above summary descriptions are qualified in all respects by reference to such agreements, which are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Term Forbearance Agreement
99.2	Revolver Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: May 3, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Term Forbearance Agreement
99.2	Revolver Forbearance Agreement